Exhibit 5.1

Greenberg Traurig, LLP

3290 Northside Parkway, Suite 400

Atlanta, Georgia 30327

July 7, 2009

Ingles Markets, Incorporated

2913 U.S. Highway 70 West

Black Mountain, North Carolina 28711

Re:	Registration Statement on Form S-4 (as amended)

Ladies and Gentlemen:

We have acted as counsel to Ingles Markets, Incorporated, a North Carolina corporation (the “Company”), in connection with the preparation of the above-referenced Registration Statement on Form S-4 (as amended), including the related prospectus and applicable exhibits thereto (the “Registration Statement”), filed on July 1, 2009 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to an offer to exchange (the “Exchange Offer”) up to $575,000,000 aggregate principal amount of the Company’s registered 8 7/8% Senior Notes due 2017 (the “Registered Notes”) for up to a like aggregate principal amount of the Company’s outstanding 8 7/8% Senior Notes due 2017 (the “Outstanding Notes”).

The Outstanding Notes were issued, and the Registered Notes will be issued, pursuant to an Indenture (the “Indenture”) dated as of May 12, 2009, by and between the Company and U.S. Bank, National Association, as trustee (the “Trustee”).

In rendering the opinions expressed herein, we examined (i) the Registration Statement, (ii) the Indenture; (iii) the form of the Registered Notes; (iv) the Articles of Incorporation, as amended, and the Amended and Restated By-Laws of the Company; and (v) the records of corporate proceedings of the Company related to the Exchange Offer.

In addition, we have examined such matters of law and examined original, certified, conformed or photostatic copies of such other documents, records, agreements and certificates as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth.

In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that when executed and authenticated by the Trustee in accordance with their terms and the terms of the Indenture, and delivered in exchange for a like aggregate principal amount of the Outstanding Notes pursuant to the Indenture and the Exchange Offer, the Registered Notes will constitute binding obligations of the Company.

The opinions set forth above assume (i) the Registration Statement (including any amendments thereto) shall have become and be effective under the Securities Act at all relevant times and (ii) the execution and delivery of the Registered Notes have been duly authorized by all necessary action on the part of the Company.

The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) the discretion of the court before which any proceeding therefor may be brought and (iv) to the extent required by any jurisdiction in which the Registered Notes are being executed in, the payment of any documentary stamp taxes that may be due in connection therewith.

We express no opinion with respect to:

(A) the effect of any provision of the Indenture or the Registered Notes which is intended to permit modification or waiver thereof only by means of an agreement signed in writing by the parties thereto;

(B) the effect of any provision of the Indenture or the Registered Notes imposing penalties or forfeitures or any late charges, prepayment penalties, default interest or other similar provisions which may be deemed to constitute penalties;

(C) the enforceability of any provision of any of the Indenture or the Registered Notes to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations;

(D) the effect of waivers of applicable statutes of limitations;

(E) the enforceability of any provision of the Indenture regarding the severability of clauses or provisions of that document;

(F) the effect of any provision of the Indenture or the Registered Notes relating to indemnification, contribution or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or negligence of the indemnified or exculpated person or the person receiving contribution;

(G) the enforceability of the provisions of the Indenture or the Registered Notes (i) restricting access to legal or equitable remedies, (ii) purporting to waive or affect any rights to notices, (iii) allowing any party to declare indebtedness due and payable without notice (as some courts have held that acceleration may not be made except by an unequivocal act of the holder evidencing acceleration, which may include notice to the debtor), (iv) covenanting to take action the taking of which is discretionary with or subject to the approval of a third party or which is otherwise subject to contingencies the fulfillment of which are not within the control of the parties so covenanting, (v) providing for nonjudicial foreclosure, (vi) providing for specific performance and appointment of a receiver, (vii) providing that the Trustee’s or any holder of the Registered Notes failure to exercise any right, remedy or option under the documents shall not operate as a waiver, or (viii) purporting to establish evidentiary standards for suit or proceedings to enforce said documents;

(H) the validity, binding effect of enforceability of any provision of the Indenture and the Registered Notes related to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York; and

(I) federal and state securities laws.

We are qualified to practice law in the States of New York and North Carolina and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America, and therefore express no opinion and make no representation with respect to the laws of any other jurisdiction.

Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted or represented the Company.

The opinions expressed herein are as of the date hereof.

This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus (as amended and/or supplemented) which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company any other person, or any other document or agreement involved with the transactions contemplated by the Exchange Offer.

Sincerely,

GREENBERG TRAURIG, LLP